consultanT AGREEMENT

This Consultant Agreement ("Agreement") is made and entered into on this 20th day of August, 2010 effective as of August 1, 2010 by and between Abakan Inc., a Nevada based corporation (the "Company"), and Costas Takkas (hereinafter, the "Consultant").

W I T N E S S E T H:

WHEREAS, the Consultant has been approved as an Officer of the Company.

WHEREAS, the Consultant possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel;

WHEREAS, the Board of Directors of the Company recognizes that the Consultant will contributed to the growth and success of the Company, and desires to assure the Company of the Consultant's continued expertise and to compensate him therefore;

WHEREAS, the Board has determined that this Agreement will reinforce and encourage the Consultant's continued attention and dedication to the Company;

WHEREAS, the Consultant is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Consultant hereby agree as follows:

1.                  Definitions

When used in this Agreement, the following terms shall have the following meanings:

(a)                “Accrued Obligations” means:

(i)                 all accrued but unpaid Base Fees through the end of the Term of Agreement;

(ii)               any unpaid or unreimbursed expenses incurred in accordance with Company policy, including amounts due under Article 5(a) hereof, to the extent incurred during the Term of Agreement;

(iii)             any benefits provided under the Company’s benefit plans, programs or arrangements in which the Consultant participates, in accordance with the terms thereof, including rights to equity in the Company pursuant to any plan or grant;

(iv)             any unpaid Bonus in respect to any completed fiscal year that has ended on or prior to the end of the Term of Agreement; and

(v)               rights to indemnification by virtue of the Consultant’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof.

(b)               “Affiliate” means any entity that controls, is controlled by, or is under common control with, the Company.

(c)                “Base Fees” means the fees provided for in Article 4(a) hereof or any increased salary granted to Consultant pursuant to Article 4(a) hereof.

(d)               “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(e)                “Board” means the Board of Directors of the Company.

(f)                “Bonus” means any bonus payable to the Consultant pursuant to Article 4(b) hereof.

(g)               “Bonus Period” means the period for which a Bonus is payable.  Unless otherwise specified by the Board, the Bonus Period shall be the fiscal year of the Company.

(h)               “Cause” means:

(i)                 a conviction of the Consultant, or a plea of nolo contendere, to a felony involving moral turpitude; or

(ii)               willful misconduct or gross negligence by the Consultant resulting, in either case, in material economic harm to the Company or any Related Entities; or

(iii)             a willful continued failure by the Consultant to carry out the reasonable and lawful directions of the Board; or

(iv)             fraud, embezzlement, theft or dishonesty of a material nature by the Consultant against the Company or any Affiliate or Related Entity, or a willful material violation by the Consultant of a policy or procedure of the Company or any Affiliate or Related Entity, resulting, in any case, in material economic harm to the Company or any Affiliate or Related Entity; or

(v)               a willful material breach by the Consultant of this Agreement.

An act or failure to act shall not be “willful” if (i) done by the Consultant in good faith or (ii) the Consultant reasonably believed that such action or inaction was in the best interests of the Company and the Related Entities.

(i)                 “Change in Control” means:

(i)                 The acquisition by any Person of Beneficial Ownership of more than fifty percent (50%) of  the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) (the foregoing Beneficial Ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any person that as of the Commencement Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)               During any period of two (2) consecutive years (not including any period prior to the Commencement Date) individuals who constitute the Board on the Commencement Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

Exhibit 10(i)

(iii)             Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or any Person that as of the Commencement Date owns Beneficial Ownership of a Controlling Interest beneficially owns, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)             approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(j)                 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

(k)               “Code” means the Internal Revenue Code of 1986, as amended.

(l)                 “Commencement Date” means August 1, 2010.

(m)             “Common Stock” means the common stock of the Company, par value $0.0001 per share.

(n)               “Competitive Activity” means an activity that is in material or direct competition with the Company in any of the States within the United States, or countries within the world, in which the Company conducts business with respect to a business in which the Company engaged while the Consultant was employed by the Company.

(o)               “Confidential Information” means all trade secrets and information disclosed to the Consultant or known by the Consultant as a consequence of or through the unique position of his employment with the Company or any Related Entity (including information conceived, originated, discovered or developed by the Consultant and information acquired by the Company or any Related Entity from others) prior to or after the date hereof, and not generally or publicly known (other than as a result of unauthorized disclosure by the Consultant), about the Company or any Related Entity or its business.

(p)               “Disability” means the Consultant’s inability, or failure, to perform the essential functions of his position, with or without reasonable accommodation, for any period of three months or more in any 12 month period, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(q)               “Equity Awards” means any stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards granted by the Company or any of its Affiliates to the Consultant.

(r)                 “Excise Tax” means any excise tax imposed by Section 4999 of the Code, together with any interest and penalties imposed with respect thereto, or any interest or penalties are incurred by the Consultant with respect to any such excise tax.

(s)                “Expiration Date” means the date on which the Term of Employment, including any renewals thereof under Article 3(b),shall expire.

(t)                 “Good Reason” means

(i)                 the assignment to the Consultant of any duties inconsistent in any material respect with the Consultant's position (including status, titles and reporting requirements), authority, duties or responsibilities as contemplated by Article 2(b) of this Agreement, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated,  insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant;

(ii)               any material failure by the Company to comply with any of the provisions of Article 6 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Consultant;

(iii)             any purported termination by the Company of the Consultant's employment other than for Cause pursuant to Article 6(b), or by reason of the Consultant’s Disability pursuant to Article 6(c) of this Agreement, prior to the Expiration Date.

(u)               “Group” shall have the meaning ascribed to such term in Section 13(d) of the Securities Exchange Act of 1934.

(v)               “Initial Term” means August 1st  2010 to July 31st  2012.

(w)             “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof.

(x)               “Related Entity” means any subsidiary, and any business, corporation, partnership, limited liability Company or other entity designated by Board in which the Company or a subsidiary holds a substantial ownership interest.

(y)               “Restricted Period” shall be the Term of Agreement and if the Term of Agreement is terminated for any reason other than by the Company for Cause or by the Consultant for Good Reason, the two (2) year period immediately following termination of the Term of Agreement.  Notwithstanding the foregoing, the Restricted Period shall end in the event that (i) the Company fails to make any payments or provide any Benefits required by Article 6 hereof with 15 days of written notice from the Consultant of such failure or (ii) the Company no longer has the rights to the confidential information.

(z)                “Severance Amount” shall mean

(i)                 in the event of the termination of Consultant’s agreement with the Company by reason of the Consultant’s death or Disability, the amount of the Consultant’s annual Base Fee as in effect at the time of such termination payable in either cash or Common Stock at the discretion of the Company, based on the five day weighted trading average ending on the Termination Date, and

(ii)               in the event of termination of the Consultant’s agreement by the Company without Cause or by the Consultant with Good Reason, or upon the Expiration Date, an amount equal to one (1) times the Consultant’s annual Base Salary as in effect  immediately prior to the Termination Date payable in either cash or Common Stock at the discretion of the Company, based on the five day weighted trading average ending on the Termination Date.

(aa)            “Severance Term” means the one (1) year period following the date on which the Term of Agreement ends.

(bb)           “Stock Option” means a right granted to the Consultant under Article 5(e) hereof to purchase Common Stock under the Company’s Stock Option Plan.

(cc)            “Stock Option Plan” means the Company’s Directors and Employees Incentive Stock Option Plan, as amended from time to time, and any successor plan thereto.

(i)                 “Term of Agreement” means the period during which the Consultant shall provide to the Company pursuant to the terms of this Agreement

(ii)               “Termination Date” means the date on which the Term of Agreement ends.

2.                  Services.

(a)                Services and Term

The Company hereby agrees to retain the services of the Consultant and the Consultant hereby agrees to serve the Company during the Term of Agreement on the terms and conditions set forth herein.

(b)               Duties of Consultant

During the Term of Agreement, the Consultant shall be retained and serve as  the Chief Financial Officer of the Company, and shall have such duties typically associated with such title, including, without limitation supervising operations and management of the Company and its subsidiaries. The Consultant shall faithfully and diligently perform all services as may be assigned to him by the Chief Executive Officer (the “CEO”) of the Company (if someone other than the Consultant) or the Board (provided that, such services shall not materially differ from the services currently provided by the Consultant), and shall exercise such power and authority as may from time to time be delegated to him by the CEO or the Board.  The Consultant shall devote his full business time, attention and efforts to the performance of his duties under this Agreement, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company.  The Consultant shall not engage in any other business or occupation, other than that declared and existing at the commencement date, during the Term of Agreement, including, without limitation, any activity that (i) conflicts with the interests of the Company or its subsidiaries, (ii) interferes with the proper and efficient performance of his duties for the Company, or (iii) interferes with the exercise of his judgment in the Company’s best interests.  Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Consultant to (x) serve on corporate, civic or charitable boards or committees, (y) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (z) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Consultant’s responsibilities to the Company in accordance with this Agreement.

3.                  Term.

(a)                Initial Term.

 The initial Term of Agreement for the services of the Consultant hereunder, shall commence on the Commencement Date and shall expire on July 31st 2012, unless sooner terminated in accordance with Article 6 hereof.

(b)               Renewal Terms

            At the end of the Initial Term, the Term of Agreement shall automatically renew for successive one (1) year terms (subject to earlier termination as provided in Section 6 hereof), unless the Company or the Consultant delivers written notice to the other at least three (3) months prior to the Expiration Date of its or his election not to renew the Term of Agreement.

Exhibit 10(i)

4.                  Compensation.

(a)                Base Fee

The Consultant shall receive a Base Fee at the annual rate of $96,000 during the Term of Agreement, with such Base Fee payable in installments consistent with the Company's normal schedule, subject to applicable withholding and other taxes (if applicable). The Base Fee shall be reviewed, at least annually, for merit increases and may, by action and at the discretion of the Compensation Committee of the Board, be increased at any time or from time to time, but may not be decreased from the then current Base Fee.

(b)               Bonuses

(i)                  The Consultant shall receive such additional bonuses, if any, as the Board may in its sole and absolute discretion determine.

(ii)               Any Bonus payable pursuant to this Article 4(b) shall be paid by the Company to the Consultant within 2 ½ months after the end of the Bonus Period for which it is payable.

5.                  Expense Reimbursement and Other Benefits.

(a)                Reimbursement of Expenses

Upon the submission of proper substantiation by the Consultant, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of Consultant personnel, the Company shall reimburse the Consultant for all reasonable expenses actually paid or incurred by the Consultant during the Term of Agreement in the course of and pursuant to the business of the Company.  The Consultant shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

(b)               Compensation/Benefit Programs

During the Term of Agreement, the Consultant shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its Consultant personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. During the term of agreement the Company shall provide health insurance which shall include medical, dental and prescription coverage with a co-pay to be determined.

(c)                Working Facilities

During the Term of Agreement, the Company shall furnish the Consultant with an office and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

(d)               Automobile

During the term of agreement, the Company shall provide the Consultant with an automobile.

(e)                Stock Options

The Company shall grant to the Consultant options to purchase up to 200,000 shares of the Company’s Common Stock, at an exercise price of $0.65 per shares, subject to the terms and conditions set forth in the Stock Option Agreement, and the provisions of the Stock Option Plan, such options to be set as of August 1, 2010. The Stock Option Agreement shall recognize that the shares will vest over a three year period, 66,666 shares at the end of each year, unless the Consultant is terminated without cause, as described by Section 6(e) below, when all or any of the remaining shares shall vest immediately. During the Term of Agreement, the Consultant shall be eligible to be granted additional Stock Options under (and therefore subject to all terms and conditions of) the Stock Option Plan or such other plans or programs as the Company may from time to time adopt, and subject to all rules of regulation of the Securities and Exchange Commission applicable thereto.  The number and type of additional Stock Options, and the terms and conditions thereof, shall be determined by the Compensation Committee of the Board, or by the Board in its discretion and pursuant to the Stock Option Plan or the plan or arrangement pursuant to which they are granted.

(f)                Other Benefits

The Consultant shall be entitled to two (2) weeks of paid vacation each calendar year during the Term of Agreement, to be taken at such times as the Consultant and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Consultant hereunder.  Any vacation time not taken by Consultant during any calendar year may be carried forward into any succeeding calendar year or paid in lieu at the discretion of the CEO or the Board.  The Consultant shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

6.                  Termination

(a)                General

The Term of Agreement shall terminate upon the earliest to occur of (i) the Consultant’s death, (ii) a termination by the Company by reason of the Consultant’s Disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by Consultant with or without Good Reason.  Upon any termination of Consultant’s services for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Consultant, the Consultant shall resign from any and all directorships, committee memberships or any other positions Consultant holds with the Company or any of its subsidiaries.

(b)               Termination By Company for Cause

The Company shall at all times have the right, upon written notice to the Consultant, to terminate the Term of Agreement, for Cause.  In no event shall a termination of the Consultant’s services for Cause occur unless the Company gives written notice to the Consultant in accordance with this Agreement stating with reasonable specificity the events or actions that constitute Cause and providing the Consultant with an opportunity to cure (if curable) within a reasonable period of time.  No termination of the Consultant’s services for Cause shall be permitted unless the Termination Date occurs during the 120-day period immediately following the date that the events or actions constituting Cause first become known to the Board.  Cause shall in no event be deemed to exist except upon a decision made by the Board, at a meeting, duly called and noticed, to which the Consultant (and the Consultant’s counsel) shall be invited upon proper notice.  If the Consultant’s services are terminated by the Company for Cause by reason of Article 6(b) hereof, and the Consultant’s conviction is overturned on appeal, then the Consultant’s employment shall be deemed to have been terminated by the Company without Cause in accordance with Article 6(e) below.  For purposes of this Article 6(b), any good faith determination by the Board of Cause shall be binding and conclusive on all interested parties.  In the event that the Term of Agreement is terminated by the Company for Cause, Consultant shall be entitled only to the Accrued Obligations.

(c)                Disability

The Company shall have the option, in accordance with applicable law, to terminate the Term of Agreement upon written notice to the Consultant, at any time during which the Consultant is suffering from a Disability.  In the event that the Term of Agreement is terminated due to the Consultant’s Disability, the Consultant shall be entitled to:

(i)                 the Accrued Obligations, payable as and when those amounts would have been payable had the Term of Agreement not ended;

(ii)               the Severance Amount, payable for the Severance Term; and

(iii)             Continuation of the health benefits provided to the Consultant’s covered dependents under the Company health plans as in effect from time to time after the Consultant’s death at the same cost applicable to dependents of active employees until the expiration of the Severance Term on the first anniversary of the Termination Date; provided, however, that as a condition of continuation of such benefits, the Company may require the covered dependents to elect to continue such health insurance pursuant to COBRA.

(d)               Death

In the event that the Term of Agreement is terminated due to the Consultant’s death, the Consultant shall be entitled to:

(i)                 the Accrued Obligations, payable as and when those amounts would have been payable had the Term of Agreement not ended;

(ii)               the Severance Amount, payable for the Severance Term; and

Exhibit 10(i)

(iii)             Continuation of the health benefits provided to the Consultant’s covered dependents under the Company health plans as in effect from time to time after the Consultant’s death at the same cost applicable to dependents of active employees until the expiration of the Severance Term on the first anniversary of the Termination Date; provided, however, that as a condition of continuation of such benefits, the Company may require the covered dependents to elect to continue such health insurance pursuant to COBRA.

(e)                Termination Without Cause

The Company may terminate the Term of Agreement at any time without Cause, by written notice to the Consultant not less than 30 days prior to the effective date of such termination.  In the event that the Term of Agreement is terminated by the Company without Cause (other than due to the Consultant’s death or Disability) the Consultant shall be entitled to:

(i)                 The Accrued Obligations, payable as and when those amounts would have been payable had the Term of Agreement not ended;

(ii)               The Severance Amount, payable for the Severance Term ;

(iii)             Continuation of the health benefits provided to Consultant and his covered dependents under the Company health plans as in effect from time to time after the date of such termination at the same cost applicable to active employees until the earlier of: (A) the expiration of the Severance Term, or (B) the date the Consultant commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Consultant to elect to continue his health insurance pursuant to COBRA; and

(f)                Termination by Consultant for Good Reason

The Consultant may terminate the Term of Agreement for Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within one hundred and twenty (120) days of the occurrence of such event.  During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, the Consultant’s termination shall be effective upon the date immediately following the expiration of the thirty (30) day notice period, and the Consultant shall be entitled to the same payments and benefits as provided in Article 6(e) above for a termination without Cause.

(g)               Termination by Consultant Without Good Reason

The Consultant may terminate his agreement without Good Reason by providing the Company thirty (30) days’ written notice of such termination.  In the event of a termination of agreement by the Consultant under this Section 6(g), the Consultant shall be entitled only to the Accrued Obligations.  In the event of termination of the Consultant’s employment under this Article 6(g), the Company may, in its sole and absolute discretion, by written notice, accelerate such date of termination and still have it treated as a termination without Good Reason.

(h)               Termination Upon Expiration Date

In the event that Consultant’s agreement with the Company terminates upon the expiration of the Term of Agreement, the Consultant shall be entitled and the Company shall pay the Consultant:

(i)                 The Accrued Obligations, payable as and when those amounts would have been payable had the Term of Agreement not ended; A payment equal to the Severance Amount; and

(ii)               Continuation of the health benefits provided to Consultant and his covered dependants under the Company health plans as in effect from time to time after the date of such termination at the same cost applicable to active employees until the earlier of: (A) the expiration of the Severance Term, or (B) the date Consultant commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Consultant to elect to continue his health insurance pursuant to COBRA.

(i)                 Change in Control of the Company

If the Consultant’s agreement is terminated by the Company without Cause or by the Consultant for Good Reason during (x) the 6-month period preceding the date of the Change in Control or (y) the two (2) year period immediately following the Change in Control, the Consultant shall be entitled to:

(i)                 The Accrued Obligations, payable as and when those amounts would have been payable had the Term of Agreement not ended;

(ii)               A payment equal to the Severance Amount.

(iii)             Continuation of the health benefits provided to Consultant and his covered dependants under the Company health plans as in effect from time to time after the date of such termination at the same cost applicable to active employees until the earlier of: (A) the expiration of the Severance Term, or (B) the date Consultant commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Consultant to elect to continue his health insurance pursuant to COBRA.

(j)                 Release

Any payments due to Consultant under this Article 6 (other than the Accrued Obligations on any payments due on account of the Consultant’s death) shall be conditioned upon Consultant’s execution of a general release of claims in the form attached hereto as Exhibit A (subject to such modifications as the Company reasonably may request).

(k)                Obligation to Mitigate Damages

In the event of termination of the Term of Agreement, the Consultant shall make reasonable efforts to mitigate damages by seeking other agreement, provided, however, that the Consultant shall not be required to accept a position of substantially different character than the position from which the Consultant was terminated.  To the extent that the Consultant shall receive compensation, benefits and service credit for benefits from such other employment, the payment to be made and the benefits and service credit for benefits to be provided by the Company under the provisions of this Article 6 shall be correspondingly reduced.

(l)                 Cooperation

Following the Term of Agreement, the Consultant shall give his assistance and cooperation willingly, upon reasonable advance notice with due consideration for his other business or personal commitments, in any matter relating to his position with the Company, or his expertise or experience as the Company may reasonably request, including his attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which he was involved or potentially had knowledge by virtue of his employment with the Company.  In no event shall his cooperation materially interfere with his services for a subsequent agreement or other similar service recipient.  To the extent permitted by law, the Company agrees that (i) it shall promptly reimburse the Consultant for his reasonable and documented expenses in connection with his rendering assistance and/or cooperation under this Article 6(l) upon his presentation of documentation for such expenses and (ii) the Consultant shall be reasonably compensated for any continued material services as required under this Article 6(l).

(m)             Return of Company Property

Following the Termination Date, the Consultant or his personal representative shall return all Company property in his possession, including but not limited to all computer equipment (hardware and software), telephones, facsimile machines, palm pilots and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, its customers and clients or its prospective customers and clients (provided that the Consultant may retain a copy the addresses contained in his rolodex, palm pilot, PDA or similar device).

(n)               Clawback of Certain Compensation and Benefits

If, after the termination of the Consultant’s agreement with the Company for any reason other than by the Company for Cause:

(i)                 it is determined in good faith by the Board and in accordance with the due process requirements of Article 6(b) that the Consultant’s agreement could have been terminated by the Company for Cause under Article 6(b) (unless the Board knew or should have known that as of the Termination Date the Consultant’s agreement could have been terminated for Cause in accordance with Article 6(b)); or

(ii)               the Consultant breaches Article 7; then, in addition to any other remedy that may be available to the Company in law or equity and/or pursuant to any other provisions of this Agreement, the Consultant’s agreement shall be deemed to have been terminated for Cause retroactively to the Termination Date and the Consultant also shall be required to pay to the Company, immediately upon written demand by the Board, all amounts paid to him by the Company, whether or not pursuant to this Agreement, on or after the Termination Date (including the pre-tax cost to the Company of any benefits that are in excess of the total amount that the Company would have been required to pay to the Consultant if the Consultant’s agreement with the Company had been terminated by the Company for Cause in accordance with Article 6(b) above;

7.                  Restrictive Covenants.

(a)                Non-competition

            At all times during the Restricted Period, the Consultant shall not, directly or indirectly (whether as a principal, agent, partner, employee, officer, investor, owner, consultant, board member, security holder, creditor or otherwise), engage in any Competitive Activity, or have any direct or indirect interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity that directly or indirectly (whether as a principal, agent, partner, employee, officer, investor, owner, consultant, board member, security holder, creditor, or otherwise) engages in a Competitive Activity; provided that the foregoing shall not apply to the Consultant's ownership of Common Stock of the Company or the acquisition by the Consultant, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq Stock Market, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Consultant does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such corporation.

(b)               Nonsolicitation of Employees and Certain Other Third Parties

At all times during the Restricted Period, the Consultant shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (I) employ or attempt to employ or enter into any contractual arrangement with any employee, consultant or independent contractor performing services for the Company, or any Affiliate or Related Entity, unless such employee, consultant or independent contractor, has not been employed or engaged by the Company for a period in excess of six (6) months, and/or (ii) call on or solicit any of the actual or targeted prospective customers or clients of the Company or any Affiliate or Related Entity on behalf of any person or entity in connection with any Competitive Activity, nor shall the Consultant make known the names and addresses of such actual or targeted prospective customers or clients, or any information relating in any manner to the trade or business relationships of the Company or any Affiliates or Related Entities with such customers or clients, other than in connection with the performance of the Consultant’s duties under this Agreement , and/or (iii) persuade or encourage or attempt to persuade or encourage any persons or entities with whom the Company or any Affiliate or Related Entity does business or has some business relationship to cease doing business or to terminate its business relationship with the Company or any Affiliate or Related Entity or to engage in any Competitive Activity on its own or with any competitor of the Company or any Affiliate or Related Entity.

(c)                Confidential Information

The Consultant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information pertaining to the business of the Company.  Any Confidential Information or data now or hereafter acquired by the Consultant with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Consultant in confidence and as a fiduciary, and the Consultant shall remain a fiduciary to the Company with respect to all of such information. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Consultant from disclosing Confidential Information as required to perform his duties under this Agreement or to the extent required by law.  If any person or authority makes a demand on the Consultant purporting to legally compel him to divulge any Confidential Information, the Consultant immediately shall give notice of the demand to the Company so that the Company may first assess whether to challenge the demand prior to the Consultant’s divulging of such Confidential Information.  The Consultant shall not divulge such Confidential Information until the Company either has concluded not to challenge the demand, or has exhausted its challenge, including appeals, if any.  Upon request by the Company, the Consultant shall deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing such Confidential Information.

(d)               Ownership of Developments

All processes, concepts, techniques, inventions and works of authorship, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries, and all copyrights, patents, trade secrets, or other intellectual property rights associated therewith conceived, invented, made, developed or created by the Consultant during the Term of Employment either during the course of performing work for the Companies or their clients or which are related in any manner to the business (commercial or experimental) of the Company or its clients (collectively, the “Work Product”) shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Consultant for hire for the Company within the meaning of Title 17 of the United States Code.  To the extent the Work Product may not be considered work made by the Consultant for hire for the Company, the Consultant agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Consultant may have in such Work Product.  Upon the request of the Company, the Consultant shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. The Consultant shall further: (i) promptly disclose the Work Product to the Company; (ii) assign to the Company, without additional compensation, all patent or other rights to such Work Product for the United States and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventions, all at the sole cost and expense of the Company.

(e)                Books and Records

All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Consultant or otherwise coming into the Consultant's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Consultant's employment hereunder or on the Company's request at any time.

(f)                Acknowledgment by Consultant

The Consultant acknowledges and confirms that the restrictive covenants contained in this Article 7 (including without limitation the length of the term of the provisions of this Article 7) are reasonably necessary to protect the legitimate business interests of the Company, and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Consultant further acknowledges and confirms that the compensation payable to the Consultant under this Agreement is in consideration for the duties and obligations of the Consultant hereunder, including the restrictive covenants contained in this Article 7, and that such compensation is sufficient, fair and reasonable.  The Consultant further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 7 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors.  The Consultant acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 7. The Consultant further acknowledges that the restrictions contained in this Article 7 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns.  The Consultant expressly agrees that upon any breach or violation of the provisions of this Article 6, the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to (i) temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Article 7(i) hereof, and (ii) such damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or its affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Article 7.

(g)               Reformation by Court

In the event that a court of competent jurisdiction shall determine that any provision of this Article 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 7 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

(h)               Extension of Time

If the Consultant shall be in violation of any provision of this Article 7, then each time limitation set forth in this Article 7 shall be extended for a period of time equal to the period of time during which such violation or violations occur.  If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 7 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Consultant.

(i)                 Injunction

It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in Article 7 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain.  As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 7 of this Agreement by the Consultant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

8.                  Representations and Warranties of Consultant

The Consultant represents and warrants to the Company that:

(a)                The Consultant’s services will not conflict with or result in his breach of any agreement to which he is a party or otherwise may be bound;

(b)               The Consultant has not violated, and in connection with his services with the Company will not violate, any non-solicitation, non-competition or other similar covenant or agreement of a prior employer by which he is or may be bound; and

(c)                In connection with Consultant’s services with the Company, he will not use any confidential or proprietary information that he may have obtained in connection with employment with any prior employer; and

(d)               The Consultant has not (i) been convicted of any felony; or (ii) committed any criminal act with respect to Consultant’s current or any prior employment; and

(e)                The Consultant is not dependent on alcohol or the illegal use of drugs

The Consultant recognizes that Company shall have the right to conduct random drug testing of its officers and that Consultant may be called upon in such a manner.

9.                  Mediation

Except to the extent the Company has the right to seek an injunction under Article 7(i) hereof, in the event a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties hereby agree first to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Mediation Rules before resorting to arbitration pursuant to Section 11 hereof.

10.              Taxes

Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Consultant or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.  In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

11.              Arbitration.

(a)                Exclusive Remedy

The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Consultant’s agreement with the Company or out of this Agreement, or the Consultant’s termination of services or termination of this Agreement, may not be in the best interests of either the Consultant or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty.  The parties agree that any dispute between the parties arising out of or relating to the Consultant’s agreement, or to the negotiation, execution, performance or termination of this Agreement or the Consultant’s services, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after agreement shall be resolved by arbitration in the State of Florida, in accordance with the National Arbitration Rules of the American Arbitration Association, as modified by the provisions of this Article 11.  Except as set forth below with respect to Article 7 of this Agreement, the parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement.  Notwithstanding anything in this Agreement to the contrary, the provisions of this Article 11 shall not apply to any injunctions that may be sought with respect to disputes arising out of or relating to Article 7 of this Agreement.  The parties acknowledge and agree that their obligations under this arbitration agreement survive the expiration or termination of this Agreement and continue after the termination of the agreement relationship between the Consultant and the Company.  By election of arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement.  The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury.

(b)               Arbitration Procedure and Arbitrator’s Authority

In the arbitration proceeding, each party shall be entitled to engage in any type of discovery permitted by the Federal Rules of Civil Procedure, to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs.  In reaching his/her decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement.  The arbitrator shall submit with the award a written opinion which shall include findings of fact and conclusions of law.  Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

(c)                Effect of Arbitrator’s Decision; Arbitrator’s Fees.  The decision of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute, to the full extent permitted by law.  In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Consultant in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute.  If the arbitrator finds that the Consultant was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide the Consultant with any remedy available should the matter have been tried in a court, including equitable and/or legal remedies, compensatory damages and back pay. The arbitrator’s fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the non-prevailing party.

12.              Assignment

The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder.  The Consultant may not assign or transfer this Agreement or any rights or obligations hereunder.

13.              Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the United Kingdom, without regard to principles of conflict of laws.

14.              Jurisdiction and Venue

The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Grand Cayman, Cayman Islands, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the Cayman Islands; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

15.              Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Consultant and the Company (or any of its affiliates) with respect to such subject matter, .  This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Consultant.

16.              Survival

The respective rights and obligations of the parties hereunder shall survive any termination of the Consultant’s employment hereunder, including without limitation, the Company’s obligations under Article 6 and the Consultant’s obligations under Article 7 above, and the expiration of the Term of Employment, to the extent necessary to the intended preservation of such rights and obligations.

17.              Notices

All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein.  Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail.  Notice shall be sent (I) if to the Company, addressed to P.O. Box 331916, Miami, Florida 33233-1916, Attention: Robert Miller, and (ii) if to the Consultant, to his address as reflected on the records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.

18.              Benefits; Binding Effect

This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

19.              Right to Consult with Counsel; No Drafting Party

The Consultant acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Consultant agrees that the obligations created hereby are not unreasonable.  The Consultant acknowledges that he has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

20.              Severability

The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions,  section or sections or article or articles had not been inserted.  If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

21.              Waivers

The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

22.              Damages; Attorneys Fees

Nothing contained herein shall be construed to prevent the Company or the Consultant from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys' fees of the other.

23.              Waiver of Jury Trial

The Consultant hereby knowingly, voluntarily and intentionally waives any right that the Consultant may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in connection herewith, or any course of conduct, course of dealing statements (whether verbal or written) or actions of any party hereto.

24.              No Set-off or Mitigation

The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Consultant or others.  In no event shall the Consultant be obligated to seek other agreement or take any other action by way of mitigation of the amounts payable to the Consultant under any of the provisions of this Agreement.

25.              Section Headings

The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

26.              No Third Party Beneficiary

Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

27.              Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

28.              Indemnification.

(a)                Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Consultant to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Consultant was or is a party or is threatened to be made a party by reason of the fact that the Consultant is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Consultant in any such capacity or capacities, provided that the Consultant acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The Company also shall pay any and all expenses (including attorney's fees) incurred by the Consultant as a result of the Consultant being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

(b)               The Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Consultant in investigating, defending, settling or appealing any action, suit or proceeding described in this Article 28 in advance of the final disposition of such action, suit or proceeding.  The Company shall promptly pay the amount of such expenses to the Consultant, but in no event later than 10 days following the Consultant's delivery to the Company of a written request for an advance pursuant to this Article 29, together with a reasonable accounting of such expenses.

(c)                The Consultant hereby undertakes and agrees to repay to the Company any advances made pursuant to this Article 28 if and to the extent that it shall ultimately be found that the Consultant is not entitled to be indemnified by the Company for such amounts.

(d)               The Company shall make the advances contemplated by this Article 28 regardless of the Consultant's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required.  Any advances and undertakings to repay pursuant to this Article 28 shall be unsecured and interest-free.

(e)                The provisions of this Article 28 shall survive the termination of the Term of Agreement or expiration of the term of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Company:

             ABAKAN INC.

        By: /s/ Robert Miller

              Robert Miller, President.

Consultant:

/s/ Costas Takkas

                Costas Takkas

EXHIBIT A
FORM OF RELEASE

GENERAL RELEASE OF CLAIMS

1.                  _______________ (“Consultant”), for himself and his family, heirs, executors, administrators, legal representatives and their respective successors and assigns, in exchange for the consideration received pursuant to Articles 6(c) (in the case of Disability), Articles 6(e) or 6(f) (other than the Accrued Obligations) of the Consultant Agreement to which this release is attached as Exhibit B (the “Consultant Agreement”), does hereby release and forever discharge _____________________ (the “Company”), its subsidiaries, affiliated companies, successors and assigns, and its current or former directors, officers, employees, shareholders or agents in such capacities (collectively with the Company, the “Released Parties”) from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, all claims under any applicable laws arising under or in connection with Consultant’s services or termination thereof, whether for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, or defamation or injuries incurred on the job or incurred as a result of loss of employment.  Consultant acknowledges that the Company encouraged him to consult with an attorney of his choosing, and through this General Release of Claims encourages him to consult with his attorney with respect to possible claims under the Age Discrimination in Employment Act (“ADEA”) and that he understands that the ADEA is a Federal statute that, among other things, prohibits discrimination on the basis of age.  Without limiting the generality of the release provided above, Consultant expressly waives any and all claims under ADEA that he may have as of the date hereof.  Consultant further understands that by signing this General Release of Claims he is in fact waiving, releasing and forever giving up any claim under the ADEA as well as all other laws within the scope of this paragraph 1 that may have existed on or prior to the date hereof.  Notwithstanding anything in this paragraph 1 to the contrary, this General Release of Claims shall not apply to (i) any actions to enforce rights arising under, or any claim for benefits which may be due Consultant pursuant to, the Consultant Agreement, (ii) any rights or claims that may arise as a result of events occurring after the date this General Release of Claims is executed, (iii) any indemnification rights Consultant may have as a former officer or director of the Company or its subsidiaries or affiliated companies, (iv) any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its subsidiaries or affiliated companies in accordance with the terms of such policy, and (v) any rights as a holder of equity securities of the Company.

2.                  Consultant represents that he has not filed against the Released Parties any complaints, charges, or lawsuits arising out of his services, or any other matter arising on or prior to the date of this General Release of Claims, and covenants and agrees that he will never individually or with any person file, or commence the filing of, any charges, lawsuits, complaints or proceedings with any governmental agency, or against the Released Parties with respect to any of the matters released by Consultant pursuant to paragraph 1 hereof (a “Proceeding”); provided, however, Consultant shall not have relinquished his right to commence a Proceeding to challenge whether Consultant knowingly and voluntarily waived his rights under ADEA.

3.                  Consultant hereby acknowledges that the Company has informed him that he has up to twenty-one (21) days to sign this General Release of Claims and he may knowingly and voluntarily waive that twenty-one (21) day period by signing this General Release of Claims earlier.  Consultant also understands that he shall have seven (7) days following the date on which he signs this General Release of Claims within which to revoke it by providing a written notice of his revocation to the Company.

4.                  Consultant acknowledges that this General Release of Claims will be governed by and construed and enforced in accordance with the internal laws of the State of Nevada applicable to contracts made and to be performed entirely within such State.

5.                  Consultant acknowledges that he has read this General Release of Claims, that he has been advised that he should consult with an attorney before he executes this general release of claims, and that he understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.

6.                  This General Release of Claims shall take effect on the eighth day following Consultant’s execution of this General Release of Claims unless Consultant’s written revocation is delivered to the Company within seven (7) days after such execution.

___________________________

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